Exhibit 10(c)


                            PROVIDENT COMMUNITY BANK
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         THIS AGREEMENT is made effective as of October 1, 1997 by and between Provident Community Bank (the "Bank"), and Richard H. Flake (the "Executive").

                                  INTRODUCTION

         To encourage the Executive to remain an employee of the Bank, the Bank is willing to provide salary continuation benefits to the Executive. The Bank will pay such benefits from its general assets.

         The Executive and the Bank agree as follows:

                                    ARTICLE 1
                                  Definitions

         1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

                   1.1.1 'Change in Control" shall mean an event deemed to occur if and when (a) an offeror other than the Company purchases shares of the common stock of the Company or the Bank pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company or the Bank representing 25% or more of the combined voting power of the Company's or the Bank's then outstanding securities, (c) the membership of the board of directors of the Company or the Bank changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four month period (whether commencing before or after the date of adoption of this Agreement) do not constitute a majority of the Board at the end of such period, or (d) shareholders of the Company or the Bank approve a merger, consolidation, sale or disposition of all or substantially all of the Company's or the Bank's assets, or a plan of partial or complete liquidation.


                  1.1.2 "Code" means the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be that section as it now exists and to any successor provision.


                  1.1.3 "Company" means Union Financial Bancshares, Inc., a Delaware corporation.

                  1.1.4 "Disability" means the Executive's inability to perform substantially all normal duties of the Executive's positions, as determined by the Bank's Board of Directors in its sole discretion. As a condition to any benefits, the Bank may require the Executive to submit to such physical or mental evaluations and tests as the Board of Directors deems appropriate.

                  1.1.5 "Normal Retirement Date" means the date on which Executive attains age 65.

                  1.1.6 "Termination of Employment" means the Executive's ceasing to be employed by the Bank for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.

                  1.1.7 "Plan Year" means the twelve-month period ending December 31.

                                    Article 2
                                Lifetime Benefits

          2.1 Normal Retirement Benefit. If the Executive terminates employment on or after the Normal Retirement Date for reasons other than death, the Bank shall pay to the Executive the benefit described in this Section 2.1.


                   2.1.1 Amount of Benefit. The benefit under this Section 2.1 is $4,075.00 per month.

                   2.1.2 Payment of Benefit. The Bank shall pay the benefit under Section 2.1.1 to the Executive on the first day of each month commencing with the month following his termination of employment and continuing for 239 additional months.

          2.2 Early Retirement Benefit. If the Executive terminates employment before the Normal Retirement Date, and for reasons other than death or Disability, the Bank shall pay to the Executive the benefit described in Section 2.2.


                  2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the benefit determined under Schedule A, Column 2 based on the date of the Executive's termination of employment.

                  2.2.2 Payment of Benefits. The Bank shall pay the benefit under Section . 2.1.1 to the Executive on the first date of each month commencing with the month following the Executive's Normal Retirement Date and continuing for 239 additional months. Notwithstanding anything herein to the contrary, the Executive may, prior to his termination of employment, elect to commence payment of the Early Retirement Benefit on the first day of the month following his termination of employment in the form of a reduced benefit determined under Schedule A, Column 1 and continuing for 239 additional months.


          2.3 Disability Benefit. If the Executive terminates employment for Disability prior to the Normal Retirement Date, the Bank shall pay the Executive the benefit described in this Section 2.3.

                   2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the benefit determined under Schedule A, Column 1 based on the date of the Executive's termination of employment for Disability.

                   2.3.2 Payment of Benefit. The Bank shall pay the benefit to the Executive on the first day of each month commencing with the month following the Executive's termination of employment for disability and continuing for 239 additional months.

          2.4 Change of Control Benefit. Upon the occurrence of a Change of Control while the Executive is in the active service of the Bank, the Bank shall pay the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

                   2.4.1 Amount of Benefit. The benefit under this Section 2.4 is the Executive's Normal Retirement Benefit as provided in Section 2.1.1.

                   2.4.2 Payment of Benefit. The Bank (or any successor thereto) shall pay the benefit to the Executive on the first day of each month commencing with the month following the Executive's Normal Retirement Date and continuing for 239 additional months.

                                    Article 3
                                 Death Benefits


         3.1 Death During Active Service. If the Executive dies while in the active service of the Bank, the Bank shall pay to the Executive's beneficiary the benefit described in this Section 3.1

                  3.1.1 Amount of Benefits. The benefit under Section 3.1 is the lifetime benefits that would have been paid to the Executive under Section 2.1 calculatedas if the date of the Executive's death were his Normal Retirement Date.

                  3.1.2 Payment of Benefit. The Bank shall pay the benefit to the Beneficiary on the first day of each month following the Executive's death and continuing for 239 months.

          3.2 Death During Benefit Period. If the Executive dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

          3.3 Death After Early Retirement. If the Executive dies after terminating employment for Early Retirement under Section 2.2 but prior to commencement of benefits payments under this Agreement, the Bank shall pay to the Executive's beneficiary the benefit described in this Section 3.3.

                   3.3.1 Amount of Benefit. The benefit under Section 3.3 is the lifetime benefits that would have been paid to the Executive under Section 2.2.

                   3.3.2 Payment of Benefit. The Bank shall pay the benefit to the Beneficiary of the first day of each month commencing with the month following the Executive's death and continuing for 239 months.

                                    Article 4
                                Beneficiaries ti

            4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Bank during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's surviving spouse, if any, and if none, to the Executive's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Executive's estate.

            4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent or person or incapable person. The Bank may require proof of incompetency, minority, or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

                                    Article 5
                               General Limitations

         Notwithstanding any provisions of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement:

            5.1 Excess Parachute Payment. To the extent that the benefits payable under this Agreement, taken together with any other payments of benefits to be provided to Executive upon a Change in Control, would be an excess parachute payments under Section 28OG of the Code.

            5.2 Termination of Cause. if the Bank terminates the Executive's employment for:

                   5.2.1 Gross negligence or gross neglect of duties;

                  5.2.2 Commission of a felony or of a gross misdemeanor involving moral turpitude; or

                  5.2.3 Fraud, disloyalty, dishonestly or willful violation of any law, regulation or significant Bank policy committed in connection with the Executive's employment and resulting in an adverse effect on the Bank.

          5.3 Suicide; Misstatement. No benefits shall be payable if the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Bank.

                                    Article 6
                          Claims and Review Procedures

          6.1 Claims Procedure. The Bank shall notify the Executive's beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Bank determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.


          6.2 Review Procedure. if the beneficiary is determined by the Bank not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty (60) days after the receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the beneficiary believe entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Bank of the petition, the Bank shall afford the beneficiary (and counsel, if any) an opportunity to present his or her positions to the Bank orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the beneficiary of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient , the decision may be deferred for up to another sixty-day period at the election of the Bank, but notice of this deferral shall be given to the beneficiary.

                                    Article 7
                            Amendment and Termination

     The Bank may amend or terminate this Agreement at any time prior to the Executive's Termination of Employment by written notice to the Executive; provided, however, that any amendment or termination of this . Agreement shall not affect the vested benefit of the Executive as of the date of such amendment or termination.

                                    Article 8
                                  Miscellaneous

          8.1 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, administrators and transferees, The Bank, or the Company acting on behalf of the Bank, shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

          8.2 No Guaranty of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

            8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

            8.4 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

            8.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of South Carolina, except to the extent preempted by the laws of the United States of America.

          8.6 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner or anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and beneficiary have no preferred or secured claim.

         IN WITNESS WHEREOF, the Executive and a duly authorized officer of the Bank have signed this Agreement on the 19th day of February, 1998.



Attest:                                       PROVIDENT COMMUNITY BANK


/s/ Wanda J. Wells                            /s/ Carl L. Mason
---------------------------                   ----------------------------------
                                              Chairman of the Board




Witness:

/s/ Wanda J. Wells                            /s/ Richard H. Flake
---------------------------                   ----------------------------------
                                              Richard H. Flake

--------------------------------------------------------------------------------
                          Salary Continuation Agreement
                                Richard H. Flake
                                   Schedule A
--------------------------------------------------------------------------------

          Termination After           Column 1                  Column 2
          Plan Year Ending    Immediate Monthly Benefit  Age 65 Monthly Benefit
--------------------------------------------------------------------------------
              9/30/98                 $123.25                   $407.00
--------------------------------------------------------------------------------
              9/30/99                  266.92                    815.00
--------------------------------------------------------------------------------
              9/30/00                  433.58                  1,222.50
--------------------------------------------------------------------------------
              9/30/01                  626.08                  1,630.00
--------------------------------------------------------------------------------
              9/30/02                  847.58                  2,037.50
--------------------------------------------------------------------------------
              9/30/03                 1101.50                  2,445.00
--------------------------------------------------------------------------------
              9/30/04                1,391.75                  2,852.50
--------------------------------------------------------------------------------
              9/30/05                1,722.67                  3,260.00
--------------------------------------------------------------------------------
              9/30/06                2,098.83                  3,667.50
--------------------------------------------------------------------------------
              9/30/07                2,525.58                  4,075.00
--------------------------------------------------------------------------------
              9/30/08                2,735.17                  4,075.00
--------------------------------------------------------------------------------
              9/30/09                2,962.17                  4,075.00
--------------------------------------------------------------------------------
              9/30/10                3,208.08                  4,075.00
--------------------------------------------------------------------------------
              9/30/11                3,474.33                  4,075.00
--------------------------------------------------------------------------------
              9/30/12                3,762.67                  4,075.00
--------------------------------------------------------------------------------
              9/30/13                4,075.00                  4,075.00
--------------------------------------------------------------------------------